                                                                   EXHIBIT 4(ii)

                             WESTERBEKE CORPORATION

                            Stock Option Certificate
                          Under 1996 Stock Option Plan
                     --------------------------------------


                 Date of Grant:

                 Name of Optionee:

                 Number of Shares:

                 Price Per Share:


        This is to certify that, effective on the date of grant specified above, the Stock Option Committee (the "Committee") of the Board of Directors of Westerbeke Corporation (the "Company") has granted to the above-named optionee (the "Optionee") an option to purchase from the Company, for the price per share set forth above, the number of shares of Common Stock, $.01 par value (the "Stock"), of the Company set forth above pursuant to the Westerbeke Corporation 1996 Stock Option Plan (the "Plan"). This option is not intended to be treated as an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). The terms and conditions of the option granted hereby, in addition to the terms and conditions contained in the Plan, are as follows:

          1. The price at which each share of Stock subject to this option may be purchased shall be the price set forth above, subject to any adjustments which may be made pursuant to Section 9 hereof.

          2. Subject to the terms and conditions set forth herein, this option may be exercised at any time to purchase any or all shares of Stock covered by this option only in accordance with the following schedule:

                           Cumulative Percentage
                           of Aggregate Number of
                           Shares of Stock Covered
                           by Option which May be
    Exercise Period        Purchased
    ---------------        -----------------------

Within one year from date of grant. . . . . .   0%

Beginning one year from date of grant . . . .  20%

Beginning two years from date of grant. . . .  40%

Beginning three years from date of grant. . .  60%

Beginning four years from date of grant . . .  80%

Beginning five years from date of grant . . . 100%


less, in the case of each exercise period, the number of shares of Stock, if any, previously purchased hereunder. This option shall terminate and no shares of Stock may be purchased hereunder more than ten years from date of grant.

          3. Except as provided in Section 7 hereof, this option may not be exercised unless the Optionee is in the employ of the Company or one of its parent or subsidiary corporations (within the meaning of Section 424(e) and (f) of the Code, and referred to herein as "Parent" and "Subsidiary", respectively) at the time of such exercise and shall have been such employee continuously since the date of the grant of this option. For purposes of this option, service as a director, officer or consultant of the Company shall be considered employment.

          4. Subject to the terms and conditions set forth herein, the Optionee may exercise this option at any time as to all or any of the shares of Stock then purchasable in accordance with Section 2 hereof by delivering to the Company written notice specifying:

                    (i) the number of whole shares of Stock to be purchased together with payment in full of the aggregate option price of such shares, provided that this option may not be exercised for less than ten (10) shares of Stock or the number of shares of Stock remaining subject to option, whichever is smaller;

                    (ii) the name or names in which the stock certificate or certificates are to be registered;

                    (iii) the address to which dividends, notices, reports, etc. are to be sent; and

                    (iv) the Optionee's social security number.

Only one Stock certificate will be issued unless the Optionee otherwise requests in writing. Payment shall be in cash, or by certified or bank cashier's check payable to the order of the Company, free from all collection charges; provided, however, that payment may be made in shares of Stock owned by the Optionee for a period of at least six (6) months having a market value on the date of exercise equal to the aggregate purchase price, or in a combination of cash and Stock. For purposes of this option, the market value per share of Stock shall be the last sale price regular way on the date of reference, or, in case no sale takes place on such date, the average of the high bid and low bid prices, in either case on the principal national securities exchange on which the Stock is listed or admitted to trading, or if the Stock is not listed or admitted to trading on any national securities exchange, the last sale price reported on the National Market System of the National Association of Securities Dealers Automated Quotation System ("NASDAQ") on such date, or the average of the closing high bid and low asked prices of the Stock in the over-the-counter market reported on NASDAQ on such date, whichever is applicable, or if there are no such prices reported on NASDAQ on such date, as furnished to the Committee by any New York Stock Exchange member selected from time to time by the Committee for such purpose. If there is no bid or asked price reported on any such date, the market value shall be determined by the Committee in accordance with the regulations promulgated under Section 2031 of the Code, or by any other appropriate method selected by the Committee. If the Optionee so requests, shares of Stock purchased upon exercise of an option may be issued in the name of the Optionee or another person. No Optionee shall be entitled to any rights as a stockholder of the Company in respect of any shares of Stock covered by this option until such shares of Stock shall have been paid for in full and issued to the Optionee.

          5. As soon as practicable after the Company receives payment for shares of Stock covered by this option, it shall deliver a certificate or certificates representing the shares of Stock so purchased to the Optionee. Such certificate shall be registered in the name of the Optionee, or in such other name or names as the Optionee shall request.

          6. This option is personal to the Optionee and during the Optionee's lifetime may be exercised only by the Optionee. This option shall not be transferable other than by will or the laws of descent and distribution.

          7. In the event that the Optionee's employment as an employee of the Company or of any Subsidiary or Parent (hereinafter the "Optionee's employment") is terminated prior to the time that this option has been fully exercised, this option shall be exercisable, as to any remaining shares of Stock subject hereto, only in the following circumstances:

                    (i) if the Optionee's employment is terminated by action of his employer, or by reason of disability or retirement under any retirement plan maintained by the Company or any Subsidiary or Parent, this option may be exercised by the Optionee within three months after such termination, but only as to any shares exercisable on the date the Optionee's employment so terminates;

                    (ii) in the event of the death of the Optionee during the three month period after termination of the Optionee's employment covered by (i) above, the person or persons to whom his rights are transferred by will or the laws of descent and distribution shall have a period of one year from the date of his death to exercise any options which were exercisable by the Optionee at the time of his death; and

                    (iii) in the event of the death of the Optionee while employed, the option shall thereupon become exercisable in full, and the person or persons to whom the Optionee's rights are transferred by will or the laws of descent and distribution shall have a period of one year from the date of the Optionee's death to exercise such option.

Notwithstanding the foregoing, this option shall in no event be exercisable after the date of termination of such option specified in Section 2 hereof.

          8. This option does not confer on the Optionee any right to continue in the employ of the Company or interfere in any way with the right of the Company to determine the terms of the Optionee's employment.

          9. In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering, extraordinary dividend or divestiture (including a spin-off) or any other change in the corporate structure or shares of the Company, the Committee shall make such adjustments, if any, as it deems appropriate in the number and kind of shares covered by this option, or in the option price per share hereunder, or both.

          10. This option shall be subject to the requirement that if at any time the Board of Directors shall determine that the registration, listing or qualification of the shares of Stock covered hereby upon any securities exchange or under any federal or state law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the granting of this option or the purchase of shares of Stock hereunder, this option may not be exercised unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors. The Committee may require that the person exercising this option shall make such representations and agreements and furnish such information as it deems appropriate to assure compliance with the foregoing or any other applicable legal requirements.

          11. This option and the terms and conditions herein set forth are subject in all respects to the terms and conditions of the Plan, which shall be controlling. All interpretations or determinations of the Committee shall be binding and conclusive upon the Optionee and his legal representatives on any question arising hereunder or under the Plan.

          12. All notices hereunder to the Company shall be delivered or mailed to the following address:

               Westerbeke Corporation
               Avon Industrial Park
               Avon, Massachusetts 02322

               Attention: Secretary, Stock Option
                           Committee


Such address for the service of notices may be changed at any time provided notice of such change is furnished in advance to the Optionee.

                                 WESTERBEKE CORPORATION


                                 By_________________________________